UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2026

BYRNA TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

333-132456	71-1050654
(Commission File Number)	(IRS Employer Identification No.)

100 Burtt Road, Suite 115
Andover, MA 01810
(Address and Zip Code of principal executive offices)

(978) 868-5011
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.001 par value	BYRN	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)                   Appointment of President

On March 17, 2026, Byrna Technologies Inc. (the "Company") appointed Luan Pham as President of the Company, effective as of such date. Mr. Pham will report directly to Conn Davis, the Chief Executive Officer, and will be responsible for the management, strategy, and performance of the Company as assigned by Mr. Davis from time to time. Mr. Pham's principal work location will be the Company's office in Las Vegas, Nevada.

Mr. Pham, age 54, has served as the Company's Chief Revenue and Marketing Officer since January 2022, having joined Byrna in January 2021 as Chief Marketing Officer. Prior to joining the Company, Mr. Pham served as Chief Revenue and Marketing Officer of Laird Superfood, Inc., a creator of plant-based food and beverage products, from June 2017 to December 2020. From January 2012 to June 2017, Mr. Pham served as Head of Marketing for Golf Digest, a division of Condé Nast Publications. Prior to that role, Mr. Pham served as Senior Director of Marketing for Golf and Tennis at Ralph Lauren Corporation.

There is no arrangement or understanding between Mr. Pham and any other person pursuant to which Mr. Pham was selected as President. Mr. Pham does not have any family relationship with any director or executive officer of the Company. There are no transactions in which Mr. Pham has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Non-Compete/ Non-Solicit. In the event of any separation, the Offer Letter provides that Mr. Pham agrees, for a period of one (1) year following such separation, not to (i) undertake employment or perform services for any person or entity that engages in the design, development, manufacture, marketing, or sale of non-lethal weapons or personal safety products that are competitive with the Company’s products or product lines as conducted or offered as of the separation date; (ii) solicit, induce, or attempt to induce any employee, consultant, or independent contractor of the Company to terminate his or her relationship with the Company; or (iii) solicit, divert, or attempt to divert any customer, client, distributor, or vendor of the Company with whom he had material contact during his employment.

(d)                   Compensatory Arrangements

In connection with Mr. Pham's appointment as President, the Company and Mr. Pham entered into an offer letter dated March 17, 2026 (the "Offer Letter"). The material terms of the Offer Letter are summarized below. The following summary is qualified in its entirety by reference to the full text of the Offer Letter, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Base Salary. Mr. Pham will receive an initial annual base salary of $380,000, effective as of the appointment date, subject to annual review by the Compensation Committee of the Board of Directors (the "Compensation Committee").

Annual Cash Incentive. Mr. Pham will be eligible to participate in the Company's short-term incentive ("STI") program with an initial target of 80% of base salary ($304,000), resulting in total target annual cash compensation of $684,000. Actual awards are subject to achievement of individual and Company performance objectives established by the Compensation Committee and may be modified or discontinued at the Compensation Committee's discretion. In addition, in the event that Mr. Pham is terminated without cause or resigns for good reason in the first year, other than following a Change in Control under the Severance Plan, and subject to Compensation Committee approval, he will receive a cash payment equal to his prorated target short term incentive award for services rendered during the portion of the year that he was employed by the Company.

Annual Long-Term Incentive Grant. Subject to Compensation Committee approval, Mr. Pham will receive a 2026 annual long-term incentive equity grant with a target grant-date value of not less than $380,000, comprised of 50% time-vested restricted stock units ("RSUs") vesting in equal annual installments over three years and 50% performance-based restricted stock units ("PSUs") with vesting subject to pre-established performance goals, in each case pursuant to the Company's Amended and Restated 2020 Equity Incentive Plan and applicable award agreements. Vesting of the RSUs is accelerated upon death or disability or upon a termination without cause or resignation for good reason within 12 months following a qualifying change of control transaction. Vesting of the PSUs is if and to the extent that (a) the issuer achieves preset revenue levels for its fiscal year ending November 30, 2027, and (b) the employee (i) remains employed by the issuer through March 2, 2028, or (ii) is terminated without cause after November 30, 2027. Such vesting will be accelerated upon the death or disability of the employee or upon the termination of the employee without cause or resignation by the employee for good reason within 12 months following a qualifying change of control transaction.

Promotion Retention Equity Award. Subject to Compensation Committee approval, Mr. Pham will receive a promotion retention award of 20,810 shares in the aggregate, comprised of (i) 10,405 time-based RSUs vesting in full on the one-year anniversary of the grant date, subject to continued employment, and (ii) 10,405 PSUs cliff vesting on the one-year anniversary of the grant date conditioned upon (a) the volume-weighted average price of the Issuer’s common stock over the final 90 days of the one-year performance period equaling or exceeding 125% of the Issuer’s closing stock price on March 16, 2026, and (b) the employee’s continuous service to the Issuer through March 17, 2027, subject to acceleration upon certain terminations following a change of control of the Issuer. If the performance condition is not satisfied and no qualifying termination has occurred, the PSUs will be forfeited in their entirety.

Executive Severance Plan. Mr. Pham will continue to participate in the Byrna Technologies Inc. Executive Severance Plan (the "Severance Plan") as a Tier 2 participant. Upon a qualifying termination outside of a change-in-control context, Mr. Pham is entitled to cash severance equal to 1.0x base salary and continued health benefits for 12 months. Upon a qualifying termination in connection with a change in control, Mr. Pham is entitled to cash severance equal to 1.5x the sum of base salary and target bonus, paid as a lump sum; continued health benefits for 18 months, paid as a lump sum; and full acceleration of all outstanding equity awards, with performance-based awards deemed achieved at target levels. All severance payments are subject to execution of a release of claims and the best-net-benefit cutback provisions of Section 280G of the Internal Revenue Code.

All equity awards described above are subject to final Compensation Committee approval, applicable plan documents, and executed award agreements.

Item 7.01	Regulation FD Disclosure.

On March 19, 2026, Byrna Technologies Inc. issued a press release announcing the appointment of Luan Pham as President of the Company. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits

Exhibit No.	Description

10.1	Offer Letter, dated March 17, 2026, between Byrna Technologies Inc. and Luan Pham.*
99.1	Press Release of Byrna Technologies Inc., dated March 19, 2026, announcing the appointment of Luan Pham as President.**
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Filed herewith.
** Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BYRNA TECHNOLOGIES INC.

Date: March 19, 2026	By:	/s/ Laurilee Kearnes
Name: Laurilee Kearnes Title: Chief Financial Officer